Consent of Independent Certified Public Accountants

We have issued our reports dated January 19, 1996, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Chaparral Resources, Inc. and subsidiary (the Company) on Form 10-K for the year ended November 30, 1996. We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 of the aforementioned reports.


                                                  /s/ Grant Thornton LLP
                                                  GRANT THORNTON LLP

Denver, Colorado
April 8, 1997